Exhibit 16

                 PRUDENTIAL GLOBAL LIMITED MATURITY FUND, INC.
                           LIMITED MATURITY PORTFOLIO

                               YIELD CALCULATION
                               -----------------

                  YIELD = 2 * [([(a - b)/(c * d)] + 1)^6 - 1]


              Where a  =  dividends & interest earned during the period.

                    b  =  expenses accrued for the period.

                    c  =  average daily number of shares outstanding during the period that were entitled to receive dividends.

                    d  =  maximum offering price per share on the last day of
                          the period.

________________________________________________________________________________


                          Yield for the 30 day period
                             ended October 31, 1995
                    ------------------------------------------
                      Class A       Class B        Class C
                    ------------------------------------------
             a    =  $123,305      $734,169              $5

             b    =   $15,029      $144,102              $1

             c    = 2,210,226    13,117,363              89

             d    =     $8.65         $8.42           $8.42

           YIELD  =     6.89%         6.50%            6.62%